                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]      Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]      Definitive Proxy Statement

[ ]      Definitive Additional Materials

[ ]      Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12


                             Steiner Leisure Limited
                (Name of Registrant as Specified in Its Charter)


    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing Fee (Check the appropriate box):

[X]      No fee required.

[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

         (1) Title of each class of securities to which transaction applies:

          ______________________________________________________________________

         (2) Aggregate number of securities to which transaction applies:

          ______________________________________________________________________

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ______________________________________________________________________

         (4) Proposed maximum aggregate value of transaction:

          ______________________________________________________________________

         (5) Total fee paid:

          ______________________________________________________________________

[ ]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)   Amount Previously Paid:

          ______________________________________________________________________

         (2)   Form, Schedule or Registration Statement No.:

          ______________________________________________________________________

         (3)   Filing Party:

          ______________________________________________________________________

         (4)   Date Filed:

          ______________________________________________________________________

                        [LOGO OF STEINER LEISURE LIMITED]



                             STEINER LEISURE LIMITED

                                                             _____________, 1999

Dear Shareholder:

         You are cordially invited to attend the annual meeting of shareholders of Steiner Leisure Limited, which will be held at the Atlantis Hotel, Paradise Island, New Providence, The Bahamas, on Friday, June 18, 1999, at 1:00 p.m. local time.

         Details of the business to be conducted at the annual meeting are given in the attached Notice of Annual Meeting and Proxy Statement.

         Whether or not you attend the annual meeting, it is important that your shares be represented and voted at the meeting. Therefore, I urge you to sign, date and promptly return the enclosed proxy in the enclosed postage paid envelope. If you decide to attend the annual meeting and vote in person, you will still, of course, have that opportunity.


                                             Sincerely,

                                             /s/ Clive E. Warshaw


                                            Clive E. Warshaw
                                            CHAIRMAN OF THE BOARD AND
                                            CHIEF EXECUTIVE OFFICER

                             STEINER LEISURE LIMITED

                             -----------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON JUNE 18, 1999

                             -----------------------

To the Shareholders:

         The annual meeting of the shareholders of Steiner Leisure Limited (the "Company") will be held at the Atlantis Hotel, Paradise Island, New Providence, The Bahamas, on Friday, June 18, 1999 at 1:00 p.m. local time for the following purposes:

         1. To elect three Class III directors, each to serve for a term of three years.

         2. To act upon a proposal to amend the Company's Amended and Restated Memorandum of Association to increase the number of authorized common shares from 20,000,000 to 100,000,000;

         3. To act upon a proposal to amend the Company's Amended and Restated 1996 Share Option and Incentive Plan to increase the number of common shares available for grant thereunder from 1,620,000 to 3,500,000;

         4. To ratify the appointment of Arthur Andersen LLP as independent auditors of the Company for the fiscal year ending December 31, 1999; and

         5. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

         Only shareholders of record at the close of business on April 20, 1999 are entitled to notice of, and to vote at, this meeting and any adjournment or postponement thereof.


                                        By Order of the Board of Directors

                                        Carl S. St. Philip, Jr.
                                        SECRETARY

____________, 1999


   PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED, WHETHER OR NOT YOU PLAN TO ATTEND THE JUNE 18, 1999
     ANNUAL MEETING. IF YOU ATTEND THE MEETING, YOU MAY VOTE YOUR SHARES IN
         PERSON IF YOU WISH, EVEN IF YOU PREVIOUSLY RETURNED YOUR PROXY.

                             STEINER LEISURE LIMITED
                                   SUITE 104A
                                 SAFFREY SQUARE
                               NASSAU, THE BAHAMAS


                              ---------------------
                                 PROXY STATEMENT
                              ---------------------


         This Proxy Statement and the accompanying proxy are being furnished to shareholders of Steiner Leisure Limited, a Bahamian international business company (the "Company"), in connection with the solicitation of proxies by the Company's Board of Directors from holders of the Company's outstanding common shares, (U.S.) $.01 par value per share (the "Common Shares"), for use at the annual meeting of shareholders of the Company to be held on Friday, June 18, 1999, at the Atlantis Hotel, Paradise Island, New Providence, The Bahamas, at 1:00 p.m., local time, and at any adjournments or postponements thereof (the "Annual Meeting"), for the purpose of considering and acting upon the matters set forth in the accompanying Notice of Annual Meeting of Shareholders.

         Only holders of record of Common Shares as of the close of business on April 20, 1999 (the "Record Date") are entitled to notice of, and to vote at, the Annual Meeting. At the close of business on such date, the Company had 16,607,131 Common Shares issued and outstanding. Holders of Common Shares are entitled to one vote on each matter considered and voted upon at the Annual Meeting for each Common Share held of record as of the Record Date. Common Shares represented by a properly executed proxy, if such proxy is received in time and not revoked, will be voted at the Annual Meeting in accordance with the instructions indicated in such proxy. If no instructions are indicated, shares represented by proxy will be voted "For" the election, as directors of the Company, of the three nominees named in the proxy to serve until the 2002 annual meeting of shareholders, "For" the approval of the amendment to the Company's Amended and Restated Memorandum of Association (the "Memorandum") to increase the number of authorized Common Shares from 20,000,000 to 100,000,000, "For" the approval of the amendment to the Company's Amended and Restated 1996 Share Option and Incentive Plan (the "Option Plan") to increase the number of Common Shares available for issuance thereunder from 1,620,000 to 3,500,000, "For" the ratification of the appointment of Arthur Anderson LLP as independent auditors for the Company for fiscal year 1999, and in the discretion of the proxy holders as to any other matter which may properly be presented at the Annual Meeting.

         This Proxy Statement and the accompanying proxy card are being mailed to Company shareholders on or about __________, 1999.

         Any holder of Common Shares giving a proxy in the form accompanying this Proxy Statement has the power to revoke the proxy prior to its use. A proxy can be revoked (i) by an instrument of revocation delivered prior to the Annual Meeting to the Secretary of the Company, (ii) by a duly executed proxy bearing a later date than the date of the proxy being revoked or (iii) at the Annual Meeting, if the shareholder is present and elects to vote in person. Mere attendance at the Annual Meeting will not serve to revoke the proxy. All written notices of revocation of proxies should be addressed as follows: Carl S. St. Philip, Jr., Secretary, c/o CT Maritime Services, L.C., 1007 North America Way, Fourth Floor, Miami, Florida 33132.

         The holders of a majority of Common Shares issued and outstanding on the Record Date, whether present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. Only those votes cast for or against a proposal are used in determining the results of a vote. Abstentions and broker non-votes are each included for purposes of determining the presence or absence of a sufficient number of shares to constitute a quorum, but are not considered as having voted for purposes of determining the outcome of a vote.

                       PROPOSAL 1 -- ELECTION OF DIRECTORS

         The number of directors of the Company, as determined by the Board of Directors pursuant to the Company's Amended and Restated Articles of Association (the "Articles"), is six. In accordance with the Articles, the Board of Directors of the Company consists of three classes: Class I, Class II and Class III, consisting of one, two and three directors, respectively. One of the three classes is elected each year to succeed the directors or director, as the case may be, whose terms are expiring. Directors hold office until the annual meeting for the year in which their terms expire and until their successors are elected and qualified unless, prior to that date, they have resigned or otherwise left office. Class III directors are to be elected at the Annual Meeting, the Class I director is to be elected at the 2000 annual meeting of shareholders and the Class II directors are to be elected at the 2001 annual meeting of shareholders.

         At the Annual Meeting, three Class III directors are to be elected to the Board, each to serve until the annual meeting of shareholders to be held in 2002. The nominees for election at the Annual Meeting are Leonard I. Fluxman, Michele Steiner Warshaw and Steven J. Preston. All nominees presently are directors of the Company. If a nominee is unable or unwilling to serve as a director, proxies may be voted for a substitute nominee designated by the present Board. The Board of Directors has no reason to believe that any of these nominees will be unable or unwilling to serve as a director.

         The following table sets forth the names and ages (as of the date of the Annual Meeting) of the directors, the class (and year that class stands for election) to which each director has been nominated for election or elected, the positions and offices, if any, held by each director with the Company and the year during which each became a director of the Company.

NAME                                                   AGE     POSITIONS WITH THE COMPANY     DIRECTOR SINCE
----                                                   ---     --------------------------     --------------
                     CLASS III
       NOMINEES FOR DIRECTORS TO HOLD OFFICE
                    UNTIL 2002
Leonard I. Fluxman................................      41     President and Chief                 1995
                                                                   Operating Officer, and
                                                                   Director
Michele Steiner Warshaw...........................      53     Executive Vice President and        1995
                                                                   Director
Steven J. Preston.................................      47     Director                            1997
                      CLASS I
        DIRECTOR HOLDING OFFICE UNTIL 2000
Clive E. Warshaw..................................      57     Chairman of the Board and           1995
                                                                   Chief Executive Officer
                     CLASS II
             DIRECTORS HOLDING OFFICE
                    UNTIL 2001
Charles D. Finkelstein............................      47     Director                            1997
Jonathan D. Mariner...............................      44     Director                            1997

         Leonard I. Fluxman has served as President and Chief Operating Officer of the Company since January 1999, and as a director since November 1995. From November 1995 through December 1998, he served as Chief Operating Officer and Chief Financial Officer of the Company. Mr. Fluxman joined the Company in June 1994, in connection with the Company's acquisition of Coiffeur Transocean (Overseas), Inc. ("CTO"). Mr. Fluxman served as CTO's Vice President -- Finance from January 1990 until June 1994 and as its Chief Operating Officer from June 1994 until November 1996. Mr. Fluxman, a certified public accountant, was employed by Laventhol and Horwath from 1986 to 1989, during a portion of which period he served as a manager.

         Michele Steiner Warshaw has served as a director of the Company since November 1995 and served as its Senior Vice President -- Development from January 1996 until March 1997, when she was named Executive Vice President of the Company. Ms. Warshaw held a variety of positions with Steiner Group Limited, now known as STGR Limited ("Steiner Group"), the Company's predecessor, from 1967 until November 1995, including assisting in the design and development of shipboard facilities and services. Ms. Warshaw resides in The Bahamas. Ms. Warshaw is the wife of Clive E. Warshaw.

         Steven J. Preston has served as a director of the Company since April 1997. Since March 1997, Mr. Preston has served as an independent financial consultant. Since March 1997, he has also served as Chairman of the Board of The

203 Group, L.C., an entity formed to engage in marketing and advertising services that is currently inactive. From 1974 through February 1997, Mr. Preston was with Arthur Andersen LLP ("Arthur Andersen"), including, from September 1985, as a tax partner. Since 1995, Arthur Andersen has provided tax advice to the Company and has served as the Company's independent auditors. Mr. Preston was the partner in charge of Arthur Andersen's engagement to provide tax advice to the Company prior to his departure from that firm. Mr. Preston provides consulting services to the Company from time to time.

         Clive E. Warshaw has served as Chairman of the Board and Chief Executive Officer and a director of the Company since November 1995. Mr. Warshaw joined Steiner Group in 1982 and served as the senior officer of the Maritime Division of Steiner Group from 1987 until November 1995. Mr. Warshaw resides in The Bahamas. Mr. Warshaw is the husband of Michele Steiner Warshaw.

         Charles D. Finkelstein has served as a director of the Company since February 1997. Since 1985, he has served as General Counsel, Secretary and a director of Faber Coe & Gregg, Inc., which operates shops offering gifts, sundries and newspapers and other publications in airports, train stations, hotels and other venues in various parts of the United States.

         Jonathan D. Mariner has served as a director of the Company since February 1997. Since January 1999, he has served as the Senior Vice President and Chief Financial Officer of the Florida Marlins Major League Baseball Club. He had been Vice President and Chief Financial Officer since February 1992. From February 1989 until February 1992, Mr. Mariner served as Vice President, Finance and Administration, for the Greater Miami Convention and Visitors Bureau.

RECOMMENDATION OF THE BOARD OF DIRECTORS

           THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE ELECTION OF LEONARD I. FLUXMAN, MICHELE STEINER WARSHAW AND STEVEN J. PRESTON AS CLASS III DIRECTORS.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

         The Board met 11 times in 1998.

         The  Company's  Board  of  Directors  has  an  Audit  Committee  and  a
Compensation Committee. The Board of Directors does not have a nominating committee or any committee performing similar functions. The full Board of Directors is involved in the consideration and nomination of candidates to serve on the Board. Both the Audit Committee and the Compensation Committee consist of Messrs. Finkelstein, Mariner and Preston. Mr. Preston serves as Chairman of each committee.

         The Audit Committee is responsible for reviewing internal accounting controls and accounting, auditing and financial reporting matters, including the engagement of independent auditors. The Audit Committee met four times during 1998.

         The Compensation Committee is responsible for approving the compensation arrangements for executive officers and certain other officers of the Company and for establishing policies relating to that compensation. It is also responsible for administering the Option Plan. The Compensation Committee met seven times during 1998.

COMPENSATION OF DIRECTORS

         Messrs. Warshaw and Fluxman and Ms. Warshaw receive no compensation for serving on the Board except for reimbursement of reasonable expenses incurred in connection with their attendance at Board meetings. Commencing with the Annual Meeting, each director who is not an employee of the Company or any subsidiary of the Company (a "Non-Employee Director") will receive an annual retainer of $_______, plus $______ for each meeting of the Board of Directors attended. In addition, each Non-Employee Director will be paid $_______ for each committee meeting attended, except for the chairman of the committees, currently Mr. Preston, who will be paid $________ for each committee meeting he attends. Under the Company's Non-Employee Directors' Share Option Plan (the "Directors' Plan"), each of the Non-Employee Directors was granted, at the 1998 annual meeting of shareholders on June 26, 1998, ten-year options to purchase 2,813 Common Shares at an exercise price per share of $29.922. The option exercise price is payable either in cash or by surrender of Common Shares having a fair market value equal to the option exercise price. Mr. Preston was granted an additional 750 of these options as compensation for his position as chairman of each of the committees of the Board. These options become exercisable commencing on the first anniversary of the date of grant, except that in the event of a change in control of the Company, the options are immediately exercisable. The Directors' Plan defines a "change in control" as including, among other things, (i) the acquisition by a person or group of more than 20% of the Company's outstanding voting securities without the prior approval of the Company's Board of Directors or (ii) during any period of 24 consecutive months, individuals who, at the beginning of such period, were directors of the Company, or individuals whose nomination or election was approved by a vote of 66 2/3% of such directors or directors previously so elected or nominated, ceasing for any reason to constitute a majority of the Board. The Directors' Plan was terminated by the Board of Directors of the Company in April 1999 as a result of the inception of the annual retainer and meeting payments described above. Non-Employee Directors are eligible to receive awards under the Option Plan, which is described below, although no grants under that plan have been made to date to Non-Employee Directors. Non-Employee Directors are reimbursed for reasonable expenses in connection with their attendance at meetings of the Board or committees thereof.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

         The following table sets forth information concerning compensation for services in all capacities paid to, or earned by, those persons who were executive officers of the Company during 1998 (the "Named Executive Officers") with respect to the fiscal years ended December 31, 1998, 1997 and 1996.



                                                                                                      LONG-TERM
                                                                                                     COMPENSATION
                                                                                                        AWARDS
                                                             ANNUAL COMPENSATION(1)(2)                SECURITIES
                                                                                                     UNDERLYING        ALL OTHER
     NAME AND PRINCIPAL POSITION          YEAR           SALARY($)                BONUS($)          OPTIONS(#)(3)     COMPENSATION


Clive E. Warshaw                          1998           $  370,000            $  370,000              53,565        $
  Chairman of the Board and               1997              341,250               341,250              90,000            --
  Chief Executive Officer                 1996              325,000               325,000             324,000            --

Leonard I. Fluxman                        1998              240,000               240,000(5)           52,110            4,800(6)
  President and Chief Operating           1997              183,750               183,750(5)          369,000            2,375(6)
  Officer(4)                              1996              175,000               175,000(5)          162,000              716(6)

Michele Steiner Warshaw                   1998              147,000                51,450              21,285            --
  Executive Vice President                1997              140,000                48,510              12,150            --
                                          1996              125,000                40,000              81,000            --

Amanda Jane Francis                       1998              126,000                95,000              19,148            4,583(6)
  Senior Vice President--                 1997              120,000                90,000              11,700            --
  Operations of Steiner                   1996              115,000                85,000              64,688            --
  Transocean Limited

Sean C. Harrington                        1998              138,763               138,763              20,318            4,321(7)
  Managing Director of Elemis             1997              133,069(8)             39,477              49,050            4,255(7)
  Limited                                 1996              122,926(8)             26,414              14,184            4,257(7)

----------


   (1) Certain of the Named Executive Officers' compensation during the years in question was paid, in total or in part, in British pounds. All such amounts are presented in U.S. dollars based on the average exchange rate for the year in question.
   (2) No other annual compensation for the Named Executive Officers is reflected because the aggregate values of the perquisites and other personal benefits received by each of the Named Executive Officers for the indicated years were below the required threshold for disclosure (the lesser of $50,000 or 10% of the total annual salary and bonus for such executive officer).
   (3) Reflects adjustment for the three-for-two splits of the Common Shares effective on October 24, 1997 and April 28, 1998 (the "April 1998 Share Split"), respectively (collectively, the "Share Splits").
   (4) Mr. Fluxman served as Chief Operating Officer and Chief Financial Officer of the Company through December 31, 1998.
   (5) Includes $30,000 deferred pursuant to a deferred compensation agreement between Mr. Fluxman and the Company.
   (6)   Represents the Company's contribution under its 401(k) plan.
   (7) Consists of Company contributions to a private pension arrangement maintained on behalf of Mr. Harrington.
   (8) Includes approximately $46,796 and $44,606 for 1997 and 1996, respectively, which is designated as a bonus, but the payment of which was guaranteed under Mr. Harrington's employment agreement.

OPTION GRANTS IN 1998

         The following table sets forth information regarding grants of options to purchase Common Shares made by the Company during fiscal year 1998 to each of the Named Executive Officers. No share appreciation rights were granted during 1998.


                                                                       INDIVIDUAL GRANTS(1)
                                            ---------------------------------------------------------------------------
                                              NUMBER OF       PERCENT OF
                                              SECURITIES    TOTAL OPTIONS
                                              UNDERLYING      GRANTED TO      EXERCISE                   GRANT DATE
                                               OPTIONS       EMPLOYEES IN      PRICE      EXPIRATION       PRESENT
NAME                                          GRANTED(#)         1998        ($/SHARE)       DATE         VALUE(2)

Clive E. Warshaw........................        53,565          20.22%      $  34.542       3/26/08    $   1,060,207

Leonard I. Fluxman......................        34,740          13.12          34.542       3/26/08          687,605
                                                17,370           6.56          25.000      11/24/98          251,023

Michele Steiner Warshaw.................        21,285           8.04          34.542       3/26/08          421,292

Amanda Jane Francis.....................        12,765           4.82          34.542       3/26/08          252,656
                                                 6,383           2.41          25.000      11/24/98           92,244

Sean C. Harrington......................        13,545           5.11          34.542       3/26/08          268,095
                                                 6,773           2.56          25.000      11/24/98           97,880
----------


   (1) All options were granted pursuant to the Option Plan. The options vest and become exercisable in equal amounts over three years and have terms of ten years. The numbers of options granted in March 1998 and the exercise price thereof have been adjusted to reflect the April 1998 Share Split. See "Executive Compensation -- Employment Agreements" and "-- 1996 Share Option and Incentive Plan."
   (2) Based on the Black-Scholes option pricing model adapted for use in valuing executive stock options using the following assumptions: (a) expected volatility of 61.03%, (b) risk-free rate of return of 6.0%,
         (c) dividend yield of 0.0 and (d) exercise term of 5 years. The actual value, if any, an executive officer may realize will depend on the excess of the share price over the exercise price on the date the option is exercised, so there is no assurance the value realized by an executive officer will be at or near the value estimated by the Black-Scholes model.

AGGREGATE OPTION EXERCISES IN 1998 AND YEAR-END 1998 VALUES

         The following table sets forth information regarding option exercises and the number and year-end value of unexercised options held at December 31, 1998 by each of the Named Executive Officers.


                                                                                    NUMBER OF
                                                                                    SECURITIES            VALUE OF
                                                                                    UNDERLYING          UNEXERCISED
                                                                                   UNEXERCISED          IN-THE-MONEY
                                                                                    OPTIONS AT           OPTIONS AT
                                                    SHARES                           FY-END(#)           FY-END($)(1)
                                                   ACQUIRED                       -------------        -------------
                                                      ON            VALUE          EXERCISABLE/         EXERCISABLE/
NAME                                              EXERCISE(#)    REALIZED($)      UNEXERCISABLE        UNEXERCISABLE


Clive E. Warshaw.............................     135,750       $ 2,846,437     108,000/329,565     $2,831,998/6,950,665

Leonard I. Fluxman...........................      79,556        1,654,249      117,692/496,806      1,886,898/6,008,508

Michele Steiner Warshaw......................      31,050          655,857       27,000/156,285        707,999/3,153,003

Amanda Jane Francis..........................      43,274          648,236           42/48,512           1,101/777,404

Sean C. Harrington...........................       4,730           98,608       12,600/74,096         185,045/882,617


----------

   (1) The amounts set forth represent the difference between the $32.00 per share closing price of the Common Shares issuable upon exercise of the options at December 31, 1998 and the exercise price of the options, multiplied by the applicable number of shares issuable upon exercise of the options. The numbers of underlying securities and the exercise prices of the options reflect the Share Splits.

EMPLOYMENT AGREEMENTS

         The Company has entered into employment agreements with the Named Executive Officers, as described below. All of those agreements provide for, among other things: (i) the termination of the employee by the Company solely upon the occurrence of specified events relating to the employee's conduct; (ii) an agreement from the employee not to compete with the Company, not to disclose certain confidential information of the Company and not to solicit employees of the Company to leave the Company's employ; and (iii) the continuation of compensation payments to a disabled executive officer until such officer has been unable to perform the services required of him or her for an aggregate of six months in any 12 month period. Each agreement also provides for an automobile allowance and health insurance.

         The Company has entered into six-year employment agreements, effective as of January 1, 1996, with Clive E. Warshaw, Chairman of the Board and Chief
Executive Officer, and Leonard I. Fluxman, President and Chief Operating Officer. The agreements, as amended through April 1999, provide for annual base salaries of not less than $390,000 and $264,000, respectively, plus quarterly incentive bonuses based on the Company's attainment of certain targeted earnings levels (the "Company Earnings") in amounts up to the base salaries. Those earnings levels are required to be approved for such purpose by the Compensation Committee. The agreements also provide for payments to be used for the purchase of disability insurance policies. Under the agreements, if, after a change in control of the Company, the employment of Mr. Warshaw or Mr. Fluxman is terminated, including by either of such persons as a result of a reduction in salary or other benefits, certain relocations or a determination by such person that his employment changed materially adversely, he would be entitled to receive an amount equal to 2.99 times his then base salary plus any bonus then due him, and all of his share options then not yet vested would become immediately exercisable. For such purposes, a "change in control" means (i) a change in control that would be required to be reported on Form 8-K under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), other than a transaction arranged or approved by the Board of Directors of the Company, (ii) any person or group, with certain exceptions, becoming the beneficial owner of 25% or more of the voting power of the then outstanding securities of the Company otherwise than through a transaction arranged or approved by the Board of Directors of the Company, (iii) 25% or more of the assets of the Company being sold otherwise than through a transaction approved by the Board of Directors of the Company or (iv) during a 12-month period, any three individuals, each of whom is at the beginning of such period a member of the Company's Board of Directors and an officer of the Company or an entity controlled by the Company, ceasing to serve in such positions other than through voluntary resignation.

         The Company has also entered into a deferred compensation agreement with Mr. Fluxman, pursuant to which Mr. Fluxman may elect to defer a designated portion of his cash compensation. Such designated amounts are held in an account maintained by the Company, which would include earnings, if any, realized with respect to the funds in such account. All amounts in such account are the property of the Company until distributed to Mr. Fluxman upon the termination of his employment. Under an agreement between Mr. Fluxman and the Company, such amounts are invested pursuant to a life insurance policy for the benefit of Mr. Fluxman under which the Company pays the premiums and is entitled to receive an amount equal to the total of such premiums from Mr. Fluxman or out of the insurance policy's death benefit proceeds.

         The Company has entered into six-year employment agreements, effective January 1, 1996, with Michele Steiner Warshaw, Executive Vice President, and Amanda Jane Francis, Senior Vice President -- Operations of Steiner Transocean Limited, a Bahamian subsidiary of the Company that conducts its shipboard operations ("Steiner Transocean"). Those agreements, as amended through April 1999, provide for the payment of annual base salaries of not less than $155,000 and $126,000, respectively, plus bonuses. The bonus payable to Ms. Warshaw is determined by the Compensation Committee of the Board of Directors. Ms. Francis is entitled to quarterly bonuses up to an aggregate of $126,000 based on the attainment of targeted quarterly revenues by Steiner Transocean, which revenues are required to be approved for such purpose by the Compensation Committee.

         The Company has entered into a five-year employment agreement, effective January 1, 1996, with Sean C. Harrington, the Managing Director of Elemis Limited, a United Kingdom subsidiary of the Company which arranges for the production, packaging and supplying of the Company's products ("Elemis"). Under that agreement, as amended through April 1999, Mr. Harrington's base salary is approximately $141,000. In addition, for 1999, Mr. Harrington is entitled to quarterly bonuses up to a total of approximately $141,000 based on, among other things, the attainment by Elemis of certain targeted sales, the attainment by the Company of the Company Earnings and the maintenance within budgeted amounts of certain costs which are under his direction, all of which amounts are required to be approved for such purpose by the Compensation Committee. Those amounts are based on the British pound to U.S. dollar exchange rate on April 9, 1999. In addition, the agreement provides that the Company will pay annually into a pension plan maintained on behalf of Mr. Harrington an amount equal to five percent of his base salary.

1996 SHARE OPTION AND INCENTIVE PLAN

         Under the Option Plan, directors, officers and certain other employees of, and consultants to, the Company can be granted a variety of long term incentives, including non-qualified share options, incentive share options, share appreciation, rights exercise payment rights, grants of restricted and unrestricted shares and performance share awards. Under the Option Plan, the Compensation Committee determines, in its discretion, among other things, who will receive awards, when the awards will be granted, the type of awards to be granted, the number of shares or cash involved in each award, the time or times when any options granted will become exercisable and, subject to certain conditions, the price and duration of such options. The Option Plan is discussed in more detail below, under "Proposal 3 - Approval of an Amendment to the Company's Amended and Restated 1996 Share Option and Incentive Plan."

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The Compensation Committee of the Board of Directors is composed of three outside directors: Messrs. Finkelstein, Mariner and Preston.

COMPENSATION OF CERTAIN OFFICERS

         Victoria Schaverein, the Managing Director of Steiner Training Limited, a United Kingdom subsidiary of the Company responsible for the training of shipboard employees ("Training"), and the daughter of Mr. Warshaw and Ms. Warshaw, received compensation of approximately $83,000 and other benefits with an aggregate value of approximately $19,600 in 1998. In addition, in March 1998, Ms. Schaverein was granted options to purchase 6,015 and 3,008 of the Common Shares, respectively, at exercise prices of $34.542 and $25.00 per share, respectively. For 1999, Ms. Schaverein will receive a salary of approximately $76,000 plus a car allowance and certain other benefits with an aggregate value of approximately $19,000. In addition, she will be entitled to receive a bonus of up to approximately $16,500 if all of the budgeted targets of Training and the budgeted revenues of Steiner Transocean are met. In March 1999, Ms. Schaverein was granted options to purchase 7,450 of the Common Shares at an exercise price of $30.563 per share. Robert Schaverein, the Sales Manager of Elemis and the husband of Victoria Schaverein, received compensation of approximately $85,500, and other benefits with an aggregate value of approximately $10,000 in 1998. In March 1998 and November 1998, Mr. Schaverein was granted options to purchase 3,015 and 1,508 of the Common Shares, respectively at exercise prices of $34.542 and $25.00 per share, respectively. For 1999, Mr. Schaverein will receive a salary of approximately $56,000 plus a car allowance and certain other benefits with an aggregate value of approximately $10,000. In addition, he will be entitled to receive a bonus of up to approximately $32,000 if certain Elemis sales targets are met. In March 1999, Mr. Schaverein was granted options to purchase 3,680 of the Common Shares at an exercise price of $30.563 per share. The above compensation amounts for 1998 are based on the average British pound to U.S. dollar exchange rate for 1998. The compensation amounts for 1999 are based on the British pound to U.S. dollar exchange rate on April 9, 1999. The numbers of underlying shares and the exercise price with respect to the March 1998 option grants have been adjusted to reflect the April 1998 Share Split. The compensation payable to Ms. Schaverein and Mr. Schaverein (including the targets upon which their bonuses are based) is required to be approved by the Compensation Committee.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

         The Compensation Committee of the Board of Directors is responsible for approving the compensation of the Company's executive officers and for the setting of policies relating to that compensation.

COMPENSATION PHILOSOPHY

         The Compensation Committee believes that the Company's goal of maximizing shareholder value is dependent to a significant extent on the Company's ability to attract and retain qualified executive officers. In order to do so, the Compensation Committee believes that the Company is required to offer attractive compensation packages, including competitive salaries. The Compensation Committee also believes that shareholder value is further enhanced by aligning the interests of its executive officers with the interests of its shareholders. In the opinion of the Compensation Committee, the compensation arrangements for the Company's executive officers promote such an alignment of interests by offering (i) compensation in the form of bonuses tied to specified Company performance criteria or to be awarded based on other measures of individual or Company performance and (ii) the opportunity to receive Common Shares, or options to purchase Common Shares under the Option Plan.

COMPONENTS OF COMPENSATION

         The Company's compensation program for its executive officers is designed to attract, motivate, reward and retain personnel capable of making significant contributions to the long-term success of the Company. The program consists of four components -salary, bonuses, awards under the Option Plan and various employee benefits (including automobile allowances as well as medical and life insurance and, for Mr. Fluxman, Ms. Francis and Carl S. St. Philip, Jr., (who became the Company's Vice President and Chief Financial Officer in January 1999), who are based in the United States, 401(k) plan benefits generally available to the United States employees of the Company). The program places a significant percentage of the Company's most senior executive officers' compensation at risk, rewarding the executives if the performance of the Company warrants and, accordingly, encouraging the building of shareholder value.

         The compensation payable to the executive officers of the Company is based on the Company's employment agreements with its executive officers (collectively, the "Employment Agreements" and, individually, an "Employment Agreement"), which are described above under "Executive Compensation-- Employment Agreements." The Employment Agreements were initially entered into prior to the Company's initial public offering in November 1996 and prior to the time that the Company's Board included outside directors, and have been amended since then to increase the amounts payable thereunder.

         In determining amounts of compensation, the Compensation Committee has considered compensation practices of other publicly traded entities and the advice of independent compensation consultants. Those sources, as well as internally generated information, are evaluated by the Compensation Committee in establishing and approving executive compensation. The Compensation Committee strives to strike an appropriate balance between base salary (attracting and retaining qualified personnel), bonuses (rewarding achievement of short-term critical objectives) and option awards (directly aligning long term incentives with results for shareholders). The Compensation Committee believes that these three components help to maximize shareholder value by attracting qualified personnel to the Company, and motivating executive officers to achieve the short and long-term goals of the Company.

         ANNUAL BASE SALARY. The Employment Agreements for all of the five Named Executive Officers reflect increases for 1998 from prior years in base salary and potential bonus payments (except that Ms. Warshaw's bonus is payable in the discretion of the Compensation Committee). The Compensation Committee believed those increases to be appropriate in view of the Company's continued strong performance during 1997, the performance of the respective executive officers and the increased responsibilities of those officers as a result of the growth of the Company. The base salaries set forth in each of the Employment Agreements may not be reduced by the Compensation Committee.

         ANNUAL BONUSES. The Employment Agreements for Clive E. Warshaw, Chairman of the Board and Chief Executive Officer, and Leonard I. Fluxman, President and Chief Operating Officer, provide for incentive bonuses directly tied to the performance of the Company. Those bonuses, which, in the aggregate, may not exceed the respective base salaries of Messrs. Warshaw and Fluxman for the year, are payable quarterly if the Company attains targeted levels of earnings (before taxes, depreciation and amortization) through the end of each quarter, which earnings levels are required to be approved by Compensation Committee. The bonuses may not exceed five percent (with respect to Mr. Warshaw) and two and one-half percent (with respect to Mr. Fluxman) of such targeted earnings. For 1998, the targeted earnings represented an increase in earnings for the Company's services and product sales from the prior year. The Company exceeded the targeted earnings in each of the four quarters of 1998 and Messrs. Warshaw and Fluxman each received the maximum bonus payable under his Employment Agreement.

         For 1998, under her Employment Agreement, Michele Steiner Warshaw, Executive Vice President, was entitled to such bonus as the Compensation Committee determined. For 1998, Ms. Warshaw received a bonus of $51,450. In approving that bonus, the Compensation Committee considered, primarily, the growth of the Company's revenues and earnings during 1998 and Ms. Warshaw's performance. Under her Employment Agreement, Amanda Jane Francis, Senior Vice President -- Operations, is eligible for quarterly bonuses based on the attainment of targeted quarterly revenues of Steiner Transocean, which revenues are required to be approved for such purpose by the Compensation Committee.

         The bonus for Sean C. Harrington, Managing Director of Elemis, was based on the attainment by Elemis of targeted sales, which were approved by the Compensation Committee. The targeted sales for 1998 represented an increase in such sales from the prior year. For 1998, Mr. Harrington received a bonus representing the maximum bonus for which he was eligible. The sales targets upon which Mr. Harrington's bonus was based are required to be approved by the Compensation Committee for such purpose.

         LONG-TERM INCENTIVE COMPENSATION. The Option Plan was adopted in November 1996, shortly before the Company's initial public offering. The Compensation Committee makes annual grants of share options under the Option Plan to executive officers (and other employees) in amounts based on the relative salary (which the Compensation Committee believes corresponds to the relative responsibilities) of the executive officers and with the intention of providing additional incentives directly linked to the performance of the Company. In addition, as described above under "Executive Compensation -- 1996 Share Option Plan," under the Option and Incentive Plan, the Compensation
Committee may award to executive officers and other employees of the Company other forms of long-term incentives upon such terms and conditions as the Compensation Committee may determine. In addition to the annual grant of options, in December 1998, the Compensation Committee awarded options to the executive officers, other than Mr. Warshaw and Ms. Warshaw (and other employees of the Company who received options in March 1998), in view of the fact that, despite the Company's continued strong performance, the price of the Company's Common Shares had declined from the time of the March 1998 option grants. Mr. Warshaw and Ms. Warshaw voluntarily declined to be considered for the grant of such options. In view of that continued strong performance, the Compensation Committee believed that this additional grant was appropriate to reward and incentivize the recipients of these options.

MEMBERS OF THE COMPENSATION COMMITTEE:

         Charles D. Finkelstein
         Jonathan D. Mariner
         Steven J. Preston


PERFORMANCE GRAPH

         The following graph compares the change in the cumulative total shareholder return on the Company's Common Shares against the cumulative total return (assuming reinvestment of dividends) of the Nasdaq Stock Market (U.S. and foreign) Index and the Dow Jones Industry Group REQ (other recreational products and services) for the period beginning November 13, 1996 (the commencement date of the Company's initial public offering) and ending December 31, 1996, and for fiscal years 1997 and 1998. The Company has not paid dividends on its Common Shares. The graph assumes that $100.00 was invested on November 13, 1996 in the Common Shares at a per share price of $5.781 (which reflects adjustment for the Share Splits), the initial public offering price, and in each of the comparative indices. The share price performance on the following graph is not necessarily indicative of future share price performance.

                         COMPARISON OF CUMULATIVE RETURN

                                      NASDAQ STOCK
                            STEINER   MARKET (U.S.   DOW JONES
    MEASUREMENT PERIOD      LEISURE   AND FOREIGN)   INDUSTRY
   (FISCAL YEAR COVERED)    LIMITED      INDEX       GROUP REQ
       11/13/96               100          100          100
       12/31/96               155          103           98
       12/31/97               357          126          121
       12/31/98               553          173          133



         SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

         The following table sets forth certain information, as of April 14, 1999, regarding the beneficial ownership of the Common Shares (adjusted, where applicable, to reflect the Share Splits) of (i) each director and each Named Executive Officer of the Company, (ii) directors and executive officers of the Company as a group and (iii) each person known by the Company to be the beneficial owner of more than five percent of the outstanding Common Shares. All of the individuals listed are executive officers and/or, as the case may be, directors of the Company. The address for the Named Executive Officers and directors of the Company is the address of the Company, Suite 104A, Saffrey Square, Nassau, The Bahamas. Unless otherwise indicated, the beneficial owner had sole voting and dispositive power with respect to the shares.


                                                              NUMBER OF
NAME AND ADDRESS OF BENEFICIAL OWNER                         SHARES OWNED                       PERCENTAGE
------------------------------------                         ------------                       ----------

Clive E. Warshaw                                             2,746,172(1)                          16.38%
Leonard Fluxman                                              162,580(2)                             *
Michele Steiner Warshaw                                      38,202(3)                              *
Amanda Jane Francis                                          19,307(4)                              *
Sean C. Harrington                                           18,465(5)                              *
Charles D. Finkelstein                                       1,963(6)                               *
Jonathan D. Mariner                                          5,957(7)                               *
Steven J. Preston                                            556                                    *
Directors and executive officers as a
  group (9 persons)                                          2,998,377(8)                          17.7%
The Northwestern Mutual Life Insurance Company               949,400(9)                             5.7%
720 East Wisconsin Avenue
Milwaukee, WI  53202



------------------------
  *  Less than one percent

(1) Includes 155,912 shares issuable upon exercise of currently exercisable options. Excludes 38,202 shares owned by Michele Steiner Warshaw, Mr. Warshaw's wife and the Executive Vice President of the Company. Mr. Warshaw disclaims beneficial ownership of these shares.

(2)        Includes  144,272  shares  issuable  upon  exercise  of     currently
           exercisable options.

(3) Represents shares issuable upon exercise of currently exercisable options. Excludes 2,746,172 shares owned by Clive E. Warshaw as to which Ms. Warshaw disclaims beneficial ownership.

(4) Includes 8,197 shares issuable upon exercise of currently exercisable options.

(5) Represents shares issuable upon exercise of currently exercisable options.

(6) Includes 1,813 shares issuable upon exercise of currently exercisable options.

(7) Includes 3,707 shares issuable upon exercise of currently exercisable options.

(8)        Includes  375,343  shares  issuable  upon  exercise  of     currently
           exercisable options.

(9) According to a Schedule 13G, dated February 8, 1999, filed by The Northwestern Mutual Life Insurance Company ("Northwestern Life"), Northwestern Life has sole voting and dispositive power over 332,900 shares and shared voting and dispositive power over 626,500 shares. That Schedule 13G also indicated that (i) 480,150 shares are owned by the Growth Stock Portfolio of Northwestern Mutual Series Fund, Inc., a wholly owned subsidiary of Northwestern Life and a registered investment company; (ii) 115,200 shares are held in the Northwestern Life Group Annuity Separate Account; (iii) 3,450 shares are owned by the Asset Allocation Fund and 25,900 shares are owned by the Aggressive Growth Stock Fund of Mason Street Funds, Inc., an affiliate of Northwestern Life and a registered investment company; and (iv) 1,800 shares are owned by Northwestern Long Term Care Insurance Company, a wholly owned subsidiary of Northwestern Life. According to the Schedule 13G, Northwestern Mutual Investment
           Services, LLC, a wholly owned subsidiary of Northwestern Life and a registered investment advisor, serves as an investment advisor to the Growth Stock Portfolio, Asset Allocation Fund, Aggressive Growth Stock Fund, and Northwestern Long Term Care Insurance Company.

                              CERTAIN TRANSACTIONS


         Effective January 1, 1996, the Company purchased all of the outstanding shares of Elemis for non-interest bearing promissory notes in the aggregate principal amount of $543,000 (based on an exchange rate of approximately $1.53 U.S. dollars to the British pound), which was the book value of Elemis at the time the shares were purchased. During 1997, the Company made payments totaling $217,000 under the notes. The shares of Elemis were owned 95% and 5% by Nicolas
D. Steiner and Clive E. Warshaw, respectively. Mr. Steiner and Mr. Warshaw owned 67% and 33%, respectively, of a company (the "Former Parent") that, until October 31, 1996, owned all of the shares of the Company. Mr. Steiner is the brother of Michele Steiner Warshaw, the Executive Vice President and a director of the Company, and directed the land-based activities of Steiner Group until December 1995.

         In March 1999, Mr. Warshaw sold 1,725,000 of the Common Shares in an underwritten public offering. Mr. Warshaw incurred expenses in connection with that offering of approximately $425,000. Those expenses have been, and, in the future as they come due will be, advanced by the Company. Mr. Warshaw has agreed to repay those expense advances to the Company within 30 days after receiving invoices with respect thereto.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Exchange Act requires the directors and certain officers of the Company, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes of ownership with the Securities and Exchange Commission. Such persons are required to furnish the Company with copies of all Section 16(a) reports they file.

         Based upon a review of such forms furnished to the Company and upon representations from certain persons subject to the reporting requirements of
Section 16(a), the Company is not aware of any person who has not timely filed reports required by Section 16(a) of the Exchange Act during 1998.

             PROPOSAL 2 - APPROVAL OF AN AMENDMENT TO THE COMPANY'S
                 AMENDED AND RESTATED MEMORANDUM OF ASSOCIATION

INTRODUCTION

         The Memorandum authorizes the issuance of 20,000,000 Common Shares and 10,000,000 preferred shares, (U.S.) $.01 par value per share (the "Preferred Shares"). As of April 14, 1999, 16,607,131 Common Shares were issued and outstanding and a total of 1,416,446 Common Shares were reserved for issuance upon exercise of options (the "Outstanding Options") granted under the Option Plan and the Directors' Plan (collectively, with the Option Plan, the "Plans"). On such date, a total of additional shares were reserved for issuance under the Directors' Plan. No Preferred Shares have been issued to date. On March 20, 1999, the Board of Directors of the Company unanimously approved, subject to shareholder approval, an amendment to the Memorandum to increase the authorized number of Common Shares from 20,000,000 to 100,000,000 (the "Memorandum Amendment") and the submission of the Memorandum Amendment for approval by the shareholders of the Company at the Annual Meeting. If the Memorandum Amendment is adopted, it would become effective upon the filing of a certified copy of the amended Memorandum with the Registrar General's Department of the Commonwealth of The Bahamas.

PURPOSE AND EFFECT OF MEMORANDUM AMENDMENT

         The Board of Directors recommends that the shareholders approve the Memorandum Amendment in order to provide the Company with a sufficient number of Common Shares for the Company's general corporate needs. The Board of Directors believes that the availability of additional Common Shares is in the best interests of the Company because it would provide the Company with the flexibility to issue Common Shares in connection with possible future acquisitions, equity financings, grants of share options or Common Shares, share splits or for other appropriate corporate purposes, without the delay generally involved in the calling of a special meeting of shareholders to approve the authorization of additional Common Shares.

         The additional Common Shares to be authorized by adoption of the Memorandum Amendment would have rights identical to the currently outstanding Common Shares. Such adoption would not affect the rights of holders of currently issued Common Shares, except that it would, if additional Common Shares were issued pursuant to the Memorandum Amendment, have a dilutive effect on the Company's earnings per share, and would dilute the voting rights of current shareholders who do not acquire sufficient additional shares to maintain their percentage of share ownership. While not the intent of the Board of Directors in approving the Memorandum Amendment, the additional Common Shares that would become available for issuance if the Memorandum Amendment were approved by the shareholders could also be used by the Company to oppose a hostile takeover attempt, or otherwise delay or prevent changes in control or management of the Company. For example, in the event of an attempt to acquire control of the Company, it might be possible for the Company to impede such an attempt by issuing Common Shares through a private placement of Common Shares to a friendly party thereby diluting the voting power of outstanding shares and increasing the potential cost to acquire control of the Company. The overall effect, therefore, of an increase in the authorized number of Common Shares could be to discourage unsolicited takeover attempts. By potentially discouraging initiation of any such unsolicited takeover attempt, the Memorandum Amendment could limit the opportunity for the Company's shareholders to receive a premium for their shares over the then current market price generally available in connection with changes in control. It also may have the effect of permitting the Company's current management, including members of the Board of Directors, to retain their positions and place the Company in a better position to resist changes the shareholders may wish to make if they are dissatisfied with the conduct of the Company's business.

         The Company's Amended and Restated Articles of Association (the "Articles") include certain provisions which may also have the effect of delaying or preventing a future takeover or change in control of the Company that shareholders may consider to be in their best interests. Among other things, the Articles provide for a Board of Directors consisting of three classes serving staggered terms of three years each, supermajority voting requirements with respect to certain significant transactions and restrictions on certain transactions with holders of 15% or more of the voting shares of the Company. In addition, under the Memorandum, the Company has an authorized class of 10,000,000 preferred shares which may be issued in one or more series by the Board of Directors without further action by the shareholders on such terms and with such rights, preferences and designations as the Board of Directors may determine. Furthermore, the Option Plan and certain of the Company's employment agreements provide certain rights to plan participants and Company officers, respectively, in the event of a change in control of the Company.

         Except with respect to the shares reserved for issuance under the Plans (including shares underlying options granted under the Option Plan in March 1999 subject to approval of the amendment to the Option Plan described below (the "Additional Options")), the Company currently has no commitments or arrangements for the issuance of any of its Common Shares, although opportunities for acquisitions or financings involving the use of Common Shares could arise at any time in the future. If the Board of Directors deems it to be in the best interest of the Company and its shareholders to issue additional Common Shares in the future, the Board of Directors generally will not seek further authorization for such issuance from the shareholders, unless such authorization is otherwise required by applicable law or regulations or the Nasdaq National Market or any other securities trading market or exchange on which the Common Shares may be traded or listed.

REQUIRED VOTE

         The affirmative vote of a majority of the outstanding Common Shares entitled to vote at the Annual Meeting is required to approve the Memorandum Amendment. As a result, abstentions and broker non-votes will have the same effect as negative votes.

RECOMMENDATION OF THE BOARD OF DIRECTORS

           THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" APPROVAL OF THE MEMORANDUM AMENDMENT TO INCREASE THE NUMBER OF AUTHORIZED COMMON SHARES FROM 20,000,000 TO 100,000,000.

             PROPOSAL 3 - APPROVAL OF AN AMENDMENT TO THE COMPANY'S
            AMENDED AND RESTATED 1996 SHARE OPTION AND INCENTIVE PLAN

INTRODUCTION

         In November 1996, prior to the Company's initial public offering, the Board of Directors and shareholders of the Company adopted the Option Plan, under which the Participants (as defined below) can be granted a variety of long term incentives, including non-qualified share options, incentive share options, share appreciation rights, exercise payment rights, grants of restricted and unrestricted shares, and performance share awards. The recipients and the terms of awards made under the Option Plan are determined by, and the Option Plan is administered by the Compensation Committee of the Board of Directors of the Company.

         The purpose of the Option Plan is to (i) aid the Company in attracting and retaining qualified officers, key employees, directors and consultants; (ii) provide incentives and rewards for persons eligible for awards that are directly linked to the financial performance of the Company in order to motivate such persons to achieve long-range performance goals; and (iii) allow persons receiving awards to participate in the growth of the Company.

         A total of 1,620,000 Common Shares are available for grant under the Option Plan. As of the date hereof, the only awards issued under the Option Plan have been share options to purchase a total of 1,822,941 Common Shares, including the Additional Options and options to purchase 8,730 Common Shares that were cancelled as a result of the termination of employment of the recipients thereof. On March 20, 1999, the Board of Directors of the Company unanimously approved, subject to shareholder approval, an amendment to the Option Plan to increase the number of Common Shares that may be issued under the Option Plan to 3,500,000 (the "Plan Amendment") and the submission of the Plan Amendment for approval by the shareholders of the Company at Annual Meeting.

         As of April 14, 1999, approximately 125 employees of the Company are eligible to receive grants under the Option Plan.

PURPOSE OF  PLAN AMENDMENT

         The Board believes that it is in the best interests of the Company to increase the number of Common Shares that may be granted under the Option Plan so that the Company would be able to continue to (i) reward and motivate those executive officers and other officers and employees eligible to receive awards under the Option Plan with compensation in a form allowing them to participate in the growth of the Company and (ii) enhance the ability of the Company to attract highly qualified individuals for positions with the Company. The Board recommends that the shareholders approve the Plan Amendment.

         The Option Plan is summarized below. Such summary is qualified by the terms of the Option Plan, a copy of which, including the proposed Plan Amendment, is attached hereto as Exhibit "A."

SUMMARY OF THE OPTION PLAN

         Persons eligible to participate in the Option Plan ("Participants") are required to be (i) employees of the Company or a subsidiary of the Company serving in managerial, administrative or professional positions, (ii) directors of the Company or (iii) consultants to the Company or a subsidiary of the Company. As of the date hereof, no awards have been made under the Option Plan to any person in such person's capacity as a director of the Company.

         The types of awards that may be made under the Option Plan are described below.

         SHARE OPTIONS. Share options granted under the Option Plan may be either (i) options intended to qualify as "incentive stock options" (hereinafter "incentive share options") under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or (ii) non-qualified share options. Incentive share options may be granted under the Option Plan to employees of the Company and its subsidiaries. Non-qualified share options may be granted to consultants, directors or employees of the Company and its subsidiaries. Share options may be made to vest and become exercisable in specified installments.

         A share option by its terms shall vest in a Participant to whom it is granted and be exercisable only after the earliest of (i) such period of time as the Compensation Committee shall determine and specify in the grant, but, with respect to employees, in no event less than one year following the date of grant; (ii) the Participant's death; or (iii) a change in control (as defined in the Option Plan) of the Company.

         The exercise price of incentive share options, as determined by the Compensation Committee, may not be less than the fair market value of the Common Shares on the date of grant and the term of any such option may not exceed ten years from the date of grant. With respect to any Participant who owns shares representing more than 10% of the voting power of the outstanding capital shares of the Company, the exercise price of any incentive share option may not be less than 110% of the fair market value of such shares on the date of grant and the term of such option may not exceed five years from the date of grant. The aggregate fair market value, determined as of the date the related share option is granted, of all Common Shares with respect to which incentive share options are exercisable for the first time by a Participant in any one calendar year, under the Option Plan or any other share option plan maintained by the Company, may not exceed $100,000.

         The exercise price of non-qualified share options is determined by the Compensation Committee on the date of grant, and the term of such option may not exceed ten years from the date of grant.

         Payment of the option price may be made by certified or bank cashier's check, by tender of Common Shares then owned by the Participant or by any other means acceptable to the Compensation Committee and must be made within ten business days after the date of exercise. Incentive share options granted pursuant to the Option Plan are not transferable, except by will or the laws of descent and distribution in the event of death. Non-qualified share options may be subject to restrictions on transfer. With respect to Participants who are employees, during the Participant's lifetime, generally, the option may be exercised only while the Participant is in active employment with the Company or within 30 days after such employment is voluntarily terminated. With respect to non-qualified share options, however, where such employment is terminated as a result of the death, retirement or disability (as defined in the Option Plan) of the employee, or by the Company, other than for cause, or upon a change of control of the Company, the option may be exercised within three years after such death, retirement, disability or termination by the Company. Incentive share options may be exercised within one year after termination of employment as a result of death or disability and within three months after termination other than for cause.

         An option holder will have no rights as a shareholder with respect to any Common Shares covered by a share option until the option holder becomes a holder of record of such Common Shares, and shall not be entitled to any dividends or distributions or other rights in respect of such shares for which the record date is prior to the date on which the option holder becomes the holder of record thereof.

         SHARE APPRECIATION RIGHTS. Share appreciation rights ("SARs") may be granted to Participants who have received a share option under the Option Plan. An SAR entitles the recipient to receive, upon exercise thereof, the excess of the fair market value per share option over the share option exercise price of the related Common Share. The number of SARs granted to a recipient may not exceed the number of shares that the recipient may acquire upon exercise of the related share option and any unexercised SAR will terminate upon the expiration or termination of the related share option. An SAR may not be exercised by a recipient subject to Section 16 of the Exchange Act within six months after the grant of the related share option unless permitted by law. Upon exercise of a share option by a Participant, the SAR relating to the Common Share covered by such exercise shall terminate. Upon termination or expiration of a share option, any unexercised SAR related to that share option shall also terminate. Upon exercise of SARs, such rights and the related share options, to the extent of an equal number of Common Shares, are required to be surrendered to the Company, and such SARs and the related share options shall terminate. An SAR is only vested, exercisable and transferable during the period when the share option to which it is related is also vested, exercisable and transferable, respectively. Payment of an SAR may be made in cash, Common Shares, Restricted Shares (as defined below) or any combination thereof, as determined by the Compensation Committee. Unless otherwise determined by the Compensation Committee, outstanding SARs will become exercisable and vest in the event of a change in control of the Company. If a Participant exercises an SAR during the 60-day period commencing with such change in control, the form of payment of such SARs will be in cash if such SAR was granted more than six months prior to the date of exercise, and in Common Shares if such SAR was granted six months or less prior to the date of exercise.

         PERFORMANCE AWARDS. Under the Option Plan, the Compensation Committee may grant performance awards entitling the Participant to receive Common Shares or other securities of the Company, cash or other property based upon the achievement of individual or Company performance goals and upon such other conditions as the Compensation Committee may determine. Performance awards may be granted subject to such restrictions as may be determined by the Compensation Committee. Unless otherwise provided in the award, an employee receiving a performance award must be an employee at the end of the performance period to receive the award unless the employee dies, reaches retirement or incurs a disability.

         RESTRICTED SHARES. Common Shares may be awarded under the Option Plan subject to such terms and conditions as the Compensation Committee may determine ("Restricted Shares"). Such terms and conditions may include, but are not limited to, the requirement of continued service with the Company, achievement of specified business objectives and other measurements of individual or business unit performance, the manner in which such Restricted Shares are held, the extent to which the holder of such Restricted Shares has rights of a shareholder and the circumstances under which such Restricted Shares shall be forfeited. A Participant is not permitted to sell, assign, transfer, pledge or otherwise encumber shares received prior to the date on which any applicable restriction established by the Compensation Committee lapses. Upon the termination of employment of a Participant who is an employee during the period any restrictions are in effect, all Restricted Shares shall be forfeited unless otherwise provided in the grant of such Restricted Shares.

         UNRESTRICTED SHARES. The Committee may also grant shares (at no cost or for a purchase price determined by the Compensation Committee) that are free from any forfeitability restrictions.

         EXERCISE PAYMENT RIGHTS. Under the Option Plan, holders of share options may also be granted the right to receive payments relating to the purchase of shares covered by the holder's share options. Payments may be made upon the exercise of the related share option in an amount determined by the Compensation Committee, which amount may not be greater than 60% of the excess of the fair market value (as of the date of exercise) over the purchase price of the shares acquired upon the exercise of the share option. An exercise payment may take the form of cash, Common Shares, Restricted Shares or any combination thereof and may be subject to such restrictions as the Compensation Committee may determine.

         DEDUCTIONS. Under the Plan, the Company has the right to (i) make deductions from any settlement of an award, including delivery or vesting of shares, or require that shares or cash, or both, be withheld from any award, in each case in an amount sufficient to satisfy withholding of any foreign, federal, state or local taxes required by law or (ii) take such other action as may be necessary or appropriate to satisfy any such withholding obligations. The Compensation Committee may determine the manner in which such tax withholding is to be satisfied and may permit Common Shares to be used to satisfy required tax withholding.

         GENERAL. The Option Plan will expire in 2006, after which no awards may be granted thereunder. Except as may be required under any applicable regulatory rules, the Board of Directors has the right at any time to amend or discontinue the Option Plan without the consent of Participants or the Company's shareholders, provided that no such action may adversely affect awards previously granted without the recipient's consent.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         The following discussion outlines certain United States federal income tax consequences of participation in the Option Plan. Individual circumstances may vary these results. Additionally, federal income tax laws and regulations are complex and frequently amended, and each Participant should rely on his own tax counsel for advice regarding the federal income tax consequences of participation in the Option Plan.

         FEDERAL INCOME TAX TREATMENT OF INCENTIVE SHARE OPTIONS. A Participant will not recognize taxable income on the grant or the exercise of incentive share options (although the exercise of an incentive share option can increase a Participant's alternative minimum tax liability because the difference between the fair market value of the Common Shares acquired and the exercise price will be included in the Participant's alternative minimum taxable income). A Participant will recognize taxable income if and when the Participant disposes of the Common Shares acquired under an incentive share option. If the disposition occurs more than two years after the grant of the incentive share option and more than one year after the Common Shares are transferred to the Participant on exercise of the incentive share options (the "Incentive Share Options Holding Period"), the Participant will recognize capital gain (or loss) equal to the excess (or deficiency) of the amount realized from disposition of the Common Shares less the Participant's tax basis in the Common Shares. A Participant's tax basis in the Common Shares generally is the amount the Participant paid on exercise of the incentive share options. The capital gain (or loss) will be long-term or short-term depending on the length of time the Participant held the Common Shares.

         If Common Shares acquired under an incentive share option are disposed of before the expiration of the Incentive Share Options Holding Period (a "Disqualifying Disposition"), a Participant generally will recognize as ordinary income, in the year of the Disqualifying Disposition, an amount equal to the excess of the fair market value of the Common Shares on the date of exercise over the exercise price paid by the Participant. Any additional gain will be treated as long-term or short-term capital gain depending on the length of time the Participant held the Common Shares.

         A special rule applies to a Disqualifying Disposition of Common Shares where the amount realized on the disposition is less than the fair market value of the Common Shares on the date of exercise of the incentive share option. In that event, the Participant generally will recognize as ordinary income the difference between the amount realized on the disposition of the Common Shares and the exercise price paid by the Participant.

         The foregoing discussion assumes that the Participant exercises the incentive share option while the Participant is an employee of the Company or within three months of termination of employment. The three-month period is extended (i) to one year if the Participant terminates employment as a result of a total and permanent disability and (ii) indefinitely if the termination is caused by the Participant's death. If the Participant exercises an incentive share option outside of these time limits, the Participant's tax consequences will be the same as described for non-qualified share options.

         FEDERAL INCOME TAX TREATMENT OF NON-QUALIFIED SHARE OPTIONS. A Participant will not recognize taxable income on the grant of a non-qualified share option. On the exercise of a non-qualified share option, a Participant will recognize as ordinary income an amount equal to the excess of the fair market value of the Common Shares acquired over the exercise price paid by the Participant. A Participant's tax basis in the Common Shares acquired upon the exercise of a non-qualified stock option is the amount paid for the Common

Shares plus any amount included in income with respect to the exercise. Any gain or loss that a Participant recognizes on a subsequent disposition of Common Shares acquired upon the exercise of a non-qualified stock option generally will be long-term or short-term capital gain or loss depending on the length of time the Participant held the Common Shares. The amount of the gain (or loss) will equal the excess (or deficiency) of the amount realized on the subsequent disposition less the Participant's tax basis in the Common Shares.

         The ordinary income a Participant is required to recognize on the exercise of a non-qualified share option will constitute wages for withholding and employment tax purposes. Accordingly, depending on the terms of a particular award, the Company will be required to either withhold from wages, or obtain payment from the Participant of, the amount of required withholding and employment taxes.

         The foregoing discussion assumes that the Participant pays the exercise price in cash. Special rules apply to a Participant who exercises an incentive share option or a non-qualified share option by paying the exercise price, in whole or in part, by the transfer of Common Shares the Participant already owns.

         FEDERAL INCOME TAX TREATMENT OF SHARE APPRECIATION RIGHTS. No income will be recognized by a Participant in connection with the grant of an SAR. When the SAR is exercised, the Participant generally will be required to include as a taxable ordinary income in the year of exercise an amount equal to the sum of the amount of cash received and the fair market value of any Common Shares received on the exercise. In the case of a recipient who is also an employee, any income recognized on exercise of an SAR will constitute wages for which withholding will be required. If the recipient receives Common Shares upon the exercise of an SAR, any gain or loss on the subsequent sale of such shares will be treated in the same manner as discussed above with respect to non-qualified share options.

         FEDERAL INCOME TAX TREATMENT OF OTHER AWARDS. Awards granted under the Option Plan that are settled in cash or Common Shares that are either transferable or not subject to a substantial risk of forfeiture are taxable as ordinary income in an amount equal to the cash or the fair market value of the shares received. Awards granted under the Option Plan that are settled in Common Shares that are subject to restrictions as to transferability or subject to a substantial risk of forfeiture are taxable as ordinary income in an amount equal to the fair market value of the shares received at the first time such shares become transferable or not subject to a substantial risk of forfeiture, whichever occurs earlier, unless the Participant makes an election under Section 83(b) of the Code. If a Section 83(b) election is made, the Participant must include in income the value of the shares as of the date the shares are transferred to such Participant.

         While the exercise of a non-qualified share option or SAR generally would entitle an employer to claim a federal income tax deduction equal to the amount of ordinary income recognized by the recipient, the Company believes that the grant of awards under the Option Plan will have minimal United States tax effects to the Company due to the Company's belief that the income of its principal subsidiary, Steiner Transocean Limited, will be foreign-source income, none of which will be effectively connected to a fixed place of business in the United States as a result of which such income would not be subject to United States (or other) taxation.

         THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF UNITED STATES FEDERAL INCOME TAXATION UPON PARTICIPANTS AND THE COMPANY WITH RESPECT TO THE GRANT OF AWARDS UNDER THE OPTION PLAN. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF A PARTICIPANT'S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE.

1998 AND 1999 GRANTS UNDER THE OPTION PLAN

         The following table sets forth the number of Common Shares underlying share options granted under the Option Plan in 1998 to (i) each of the Named Executive Officers; (ii) all current executive officers as a group; (iii) each associate of any of the foregoing individuals; and (iv) all employees, including all current officers who are not executive officers, as a group, and the value of these options at December 31, 1998, based on the difference of between the closing price per share of the Common Shares at that date ($32.00) and the exercise price of the corresponding options.



                                                 NUMBER OF SHARES
                                                    UNDERLYING           VALUE OF OPTIONS
                    NAME                             OPTIONS                  $(1)
                    ----                         ----------------        ----------------

Clive E. Warshaw.........................               53,565           $    -0-
Leonard I. Fluxman.......................               52,110               121,590
Michele Steiner Warshaw..................               21,285                -0-
Amanda Jane Francis......................               19,148                44,681
Sean Harrington..........................               20,318                47,411
Victoria Shaverein(2)....................                9,023                21,056
Robert Shaverein(3)......................                4,523                10,556
Current executive officers as a group....              177,901               240,457
All other employees as a group...........               73,404               208,791


---------------
(1) Options with an exercise price greater than $32.00 are considered to have no value for purposes of this table.
(2) Associate of Clive E. Warshaw and Michele Steiner Warshaw (daughter).
(3) Associate of Clive E. Warshaw and Michele Steiner Warshaw (son-in-law).

In March 1999, the Company's executive officers and their associates were granted options to purchase a total of 185,950 Common Shares at an exercise price of $30.563 per share. The grant of these options is subject to the approval of the Plan Amendment by the shareholders at the Annual Meeting.

BENEFITS OF AMENDMENT

         The Company is unable to determine the dollar value or number of share options or other awards that will be received as a result of the Plan Amendment by the Company's executive officers or other officers, employees or directors, who are not executive officers, because awards are made by the Compensation Committee on a discretionary basis.

REQUIRED VOTE

         The affirmative vote of a majority of the outstanding Common Shares entitled to vote at the Annual Meeting is required to approve the Plan Amendment. As a result, abstentions and broker non-votes will have the same effect as negative votes.

RECOMMENDATION OF THE BOARD OF DIRECTORS

           THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" APPROVAL OF THE PLAN AMENDMENT TO INCREASE THE NUMBER OF COMMON SHARES AVAILABLE FOR ISSUANCE UNDER THE OPTION PLAN FROM 1,620,000 TO 3,500,000.

         PROPOSAL 4 -- RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

         The Board of Directors, upon the recommendation of the Audit Committee, has selected Arthur Andersen as independent auditors of the Company for the fiscal year ending December 31, 1999, subject to ratification by the shareholders. Arthur Andersen served as the Company's independent auditors for the six fiscal years ended December 31, 1998 and has provided tax advice to the Company since 1995. Steven J. Preston, who became a director of the Company on April 1, 1997, was a tax partner of Arthur Andersen through February 1997 and, prior to his departure, was the partner in charge of Arthur Andersen's engagement to provide tax advice to the Company.

         Although ratification by the shareholders of the appointment of independent auditors is not legally required, the Board of Directors believes that such action is desirable. If the appointment of Arthur Andersen is not ratified, the Board will seek other independent auditors. However, due to the difficulty and expense of making any change of auditors so long after the beginning of the current fiscal year, it is likely that the appointment would stand for 1999 unless the Audit Committee and the Board found other good reason for making a change.

         Ratification of the selection of Arthur Andersen as the Company's independent auditors requires the affirmative vote of a majority of votes cast by holders of the Common Shares voting in person or by proxy at the Annual
Meeting. A representative of Arthur Andersen will be present at the Annual Meeting and will have an opportunity to make a statement if he or she desires to do so, and is expected to be available to respond to appropriate questions which the shareholders might have.

RECOMMENDATION OF THE BOARD OF DIRECTORS

           THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" RATIFICATION OF THE SELECTION OF ARTHUR ANDERSEN LLP AS INDEPENDENT AUDITORS OF THE COMPANY FOR THE 1999 FISCAL YEAR.

                                  OTHER MATTERS

         As of the date of this Proxy Statement, the Board of Directors knows of no other matters that will be brought before the Annual Meeting. In the event that any other business is properly presented at the Annual Meeting, it is intended that the persons named in the enclosed proxy will have authority to vote such proxy in accordance with their judgment on such business.

                       EXPENSE OF SOLICITATION OF PROXIES

         The cost of soliciting proxies will be borne by the Company. In addition to solicitation by mail, solicitations may also be made by telephone, telegram, facsimile or in person by directors, officers or employees of the Company, who will receive no additional compensation for such services. In addition, the Company will reimburse brokers and other shareholders of record for their expenses in forwarding proxy material to beneficial owners.

                  SHAREHOLDER PROPOSALS FOR 2000 ANNUAL MEETING

         Proposals that shareholders wish to have considered for inclusion in the proxy statement for the 2000 annual meeting of shareholders must be received at the Company's principal executive offices on or before _______________, 2000. Proposals should be directed to the Corporate Secretary, Suite 104A, Saffrey Square, Nassau, The Bahamas.

         The Company's Articles provide that for business to be properly brought before future annual meetings by a shareholder, in addition to other applicable requirements, the shareholder must be present at the meeting and written notice thereof must be received by the Company's Secretary not less than 75 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting (the "Anniversary Date"), or between February 19, 2000 and April 4, 2000. If the annual meeting is to be held more than 30 days before, or more than 60 days after the Anniversary Date, such notice must be received not later than the later of the 75th day prior to the annual meeting or the 10th day following the day on which the public announcement of the annual meeting date is first made by the Company. The shareholder's notice to the Company must include a description of the proposal and certain information regarding the shareholder.

                                  ANNUAL REPORT

         A copy of the Company's 1998 Annual Report to Shareholders (consisting primarily of the Company's annual report on Form 10-K, without exhibits, for fiscal year 1998) is being mailed with this Proxy Statement to each shareholder entitled to vote at the Annual Meeting. Additional copies of the Annual Report or Form 10-K may be obtained, without charge, by any shareholder by writing or calling Carl S. St. Philip, Jr., Secretary, c/o CT Maritime Services, L.C., 1007 North America Way, 4th Floor, Miami, Florida 33132, telephone (305) 358-9002.

                                   By Order of the Board of Directors

                                   Carl S. St. Philip, Jr.
                                   Secretary


______________, 1999

                              [FORM OF PROXY CARD]


                             STEINER LEISURE LIMITED
                    PROXY SOLICITED BY THE BOARD OF DIRECTORS
                                     FOR THE
                         ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JUNE 18, 1999

         The undersigned hereby appoints Clive E. Warshaw and Carl S. St. Philip, Jr., and each of them, with power of substitution, proxies for the undersigned and authorizes them to represent and vote, as designated on the reverse side, all of the common shares of Steiner Leisure Limited held of record by the undersigned on April 20, 1999 at the Annual Meeting of Shareholders to be held on June 18, 1999, and at any adjournments or postponements thereof for purposes identified on the reverse side of this proxy and with discretionary authority as to any other matters that may properly come before the Annual Meeting.

         THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF THIS PROXY IS RETURNED WITHOUT DIRECTION BEING GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSAL 1, FOR PROPOSAL 2, FOR PROPOSAL 3 AND FOR PROPOSAL 4.

            (IMPORTANT -- TO BE SIGNED AND DATED ON THE REVERSE SIDE)

                                SEE REVERSE SIDE

                 Please Detach and Mail in the Envelope Provided

/x/      Place mark your votes as in this example

                    The Board of Directors recommends a vote
                FOR the election of the nominees listed below and
                        FOR each of proposals 2, 3 and 4



                                                                                Withhold
                                                                                Authority to              Nominees:
                                                                                Vote for             Leonard I. Fluxman
                                                        For Nominees            Nominees          Michele Steiner Warshaw
                                                        Listed at Right         Listed at Right        Steven J. Preston

         1.       Election of Class III Directors             / /                   / /

                  (INSTRUCTION:  YOU MAY WITHHOLD
                  AUTHORITY TO VOTE FOR AN INDIVIDUAL
                  NOMINEE BY LINING THROUGH THE NAME
                  OF THAT NOMINEE)
                                                              FOR                AGAINST                    ABSTAIN

         2.       Amendment of Amended and                     / /                 / /                        / /
                  Restated Memorandum of
                  Association to increase
                  the number of authorized
                  common shares from 20,000,000
                  to 100,000,000.

         3.       Amendment of Amended and                     / /                 / /                        / /
                  Restated 1996 Share Option
                  and Incentive Plan to
                  increase the number of
                  common shares available
                  for grant thereunder from
                  1,620,000 to 3,500,000.

         4.       Ratification of the appointment              / /                 / /                        / /
                  of Arthur Andersen LLP as
                  independent auditors for the
                  1999 fiscal year.

         5. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or any adjournment or postponement thereof. The signer hereby acknowledges the receipt of the Notice of Annual Meeting and Proxy Statement.

                          I will attend the meeting

                                  / /

                          I will not attend the meeting

                                 / /

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.


______________________________                    Date_______________
           Signature


______________________________                    Date________________
Signature, if held jointly


NOTE: Please sign exactly as your name appears hereon. If acting as attorney, executor, trustee or in other representative capacity, sign name and title. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person. If held jointly, both parties must sign and date.

                                   EXHIBIT "A"








                             STEINER LEISURE LIMITED

                              AMENDED AND RESTATED

                      1996 SHARE OPTION AND INCENTIVE PLAN

 STEINER LEISURE LIMITED AMENDED AND RESTATED 1996 SHARE OPTION AND INCENTIVE
 PLAN

1.       PURPOSE.
         -------

         The purpose of the Steiner Leisure Limited Amended and Restated 1996 Share Option and Incentive Plan (hereinafter referred to as this "Plan") is to
(i) assist Steiner Leisure Limited (the "Company") in attracting and retaining highly qualified, officers, key employees, directors and consultants for the successful conduct of its business; (ii) provide incentives and rewards for persons eligible for awards which are directly linked to the financial performance of the Company in order to motivate such persons to achieve long-range performance goals; and (iii) allow persons receiving awards to participate in the growth of the Company.

2.       DEFINITIONS.
         -----------

         2.1  "BOARD" means the Board of Directors of the Company.

         2.2 "CHANGE IN CONTROL" A Change in Control of the Company shall be deemed to occur if any of the following circumstances have occurred after the closing of initial public offering of the Shares:

     (i) any transaction as a result of which a change in control of the Company would be required to be reported in response to Item 1(a) of the Current Report on Form 8-K as in effect on the date hereof, pursuant to Sections 13 or 15(d) of the Exchange Act, whether or not the Company is then subject to such reporting requirement, otherwise than through an arrangement or arrangements consummated with the prior approval of the Board;

     (ii) any "person" or "group" within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act (a) becomes the "beneficial owner," as defined in Rule 13d-3 under the Exchange Act, of more than 20% of the then outstanding voting securities of the Company, otherwise than through a transaction or transactions arranged by, or consummated with the prior approval of, the Board or (b) acquires by proxy or otherwise the right to vote for the election of directors, for any merger or consolidation of the Company or for any other matter or question, more than 20% of the then outstanding voting securities of the Company, otherwise than through an arrangement or arrangements consummated with the prior approval of the Board;

     (iii)during any period of 24 consecutive months (not including any period prior to the adoption of this Plan), Present Directors and/or New Directors cease for any reason to constitute a majority of the Board. For purposes of the preceding sentence, "Present Directors" shall mean individuals who, at the beginning of such consecutive 24 month period, were members of the Board and "New Directors" shall mean any director whose election by the Board or whose nomination for election by the Company's shareholders was approved by a vote of at least two-thirds of the Directors then still in office who were Present Directors or New Directors;

     (iv) any "person" or "group" within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act that is the "beneficial owner" as defined in Rule 13d-3 under the Exchange Act of 20% or more of the then outstanding voting securities of the Company commences soliciting proxies; and

     (v) with respect to a particular Employee, there occurs a "change in control," as such term is defined under any employment agreement or service agreement between the Company or any direct or indirect subsidiary thereof and such Employee, entered into before or after the date of adoption of this Plan (a "Change in Control Agreement"), which provides for, upon such change in control, the acceleration of the vesting of share options or otherwise affects awards that may be made under this Plan; provided, however, that this Section 2.2.(v) applies only with respect to the award or awards accelerated, or otherwise affected by such change in control under such Change in Control Agreement.

          2.3 "CODE" means the United States Internal Revenue Code of 1986, as currently in effect or hereafter amended.

          2.4 "COMMITTEE" means the committee appointed to administer this Plan in accordance with Section 4 of this Plan.

          2.5 "DISABILITY"  means "permanent and total disability" as defined in
Section 22(e)(3) of the Code.

          2.6 "EMPLOYEE" means any employee of the Company or any direct or indirect subsidiary of the Company (a "Subsidiary"), including officers of the Company and any Subsidiary, as well as such officers who are also directors of the Company.

          2.7 "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

          2.8 "EXERCISE PAYMENT" means a payment described in Section 8 upon the exercise of a Share Option.

          2.9 "FAIR MARKET VALUE," unless otherwise required by any applicable provision of the Code or any regulations issued thereunder, means, as of any date, the mean of the high and low prices reported per Share on the applicable date (i) as quoted on the Nasdaq National Market or the Nasdaq Small Cap Market (each, a "Nasdaq Market") or (ii) if not traded on a Nasdaq Market, as reported by any principal national securities exchange in the United States on which it is then traded (or if the Shares have not been quoted or reported, as the case may be, on such date, on the first day prior thereto on which the Shares were quoted or reported, as the case may be), except that in the case of a Share Appreciation Right that is exercised for cash during the first three (3) days of the ten (10) day period set forth in Section 7.4 of this Plan, "Fair Market Value" means the highest daily closing price per Share as reported on such Nasdaq Market or exchange during such ten (10) day period. Notwithstanding the foregoing, if a Share Appreciation Right is exercised during the sixty (60) day period commencing on the date of a Change in Control, the Fair Market Value for purposes of determining the Share Appreciation shall be the highest of (i) the Fair Market Value per Share, as determined under the preceding sentence; (ii) the highest Fair Market Value per Share during the ninety (90) day period ending on the date of exercise of the SAR; (iii) the highest price per Share shown on
Schedule 13D or an amendment thereto filed pursuant to Section 13(d) of the Exchange Act 1934 by any person holding 20% of the combined voting power of the Company's then outstanding voting securities; or (iv) the highest price paid or to be paid per Share pursuant to a tender or exchange offer as determined by the Committee. If the Shares are not reported or quoted on a Nasdaq Market or a national securities exchange, its Fair Market Value shall be as determined in good faith by the Committee.

         2.10 "INCENTIVE SHARE OPTION" or "ISO" means any Share Option granted to an Employee pursuant to this Plan which is designated as such by the Committee and which complies with Section 422 of the Code or any successor provision.

         2.11 "NON-QUALIFIED SHARE OPTION" means any Share Option granted to a Participant pursuant to this Plan which is not an ISO.

         2.12 "OPTION PRICE" means the purchase price of one Share upon exercise of a Share Option.

         2.13 "PERFORMANCE AWARD" means an award described in Section 10 of this Plan.

          2.14 "RETIREMENT" means retirement from employment by the Company or any Subsidiary by a Participant who has attained the normal retirement age under any applicable retirement plan (which is qualified under Section 401(a) of the Code) of the Company in which such Participant participates.

         2.15 "RESTRICTED SHARES" means Shares subject to restrictions on the transfer of such Shares, conditions of forfeitability of such Shares or any other limitations or restrictions as determined by the Committee.

         2.16 "SETTLEMENT DATE" means, (i) with respect to any Share Appreciation Rights that have been exercised, the date or dates upon which cash payment is to be made to the Participant, or in the case of Share Appreciation Rights that are to be settled in Shares, the date or dates upon which such Shares are to be delivered to the Participant; (ii) with respect to Performance Awards, the date or dates upon which Shares are to be delivered to the Participant; (iii) with respect to Exercise Payments, the date or dates upon which payment thereof is to be made; and (iv) with respect to grants of Shares, including Restricted Shares, the date or dates upon which such Shares are to be delivered to the Participant, in each case determined in accordance with the terms of the grant (including any award agreement) under which any such award was made.

         2.17 "SHARE" or "SHARES" means the common shares of the Company.

         2.18 "SHARE APPRECIATION" means the excess of the Fair Market Value per Share over the Option Price of the related Share, as determined by the Committee.

         2.19 "SHARE APPRECIATION RIGHT" or "SAR" means an award that entitles a Participant to receive an amount described in Section 7.2.

         2.20 "SHARE OPTION" or "OPTION" means an award that entitles a Participant to purchase one Share for each Option granted.

3.       PARTICIPATION.
         -------------

         The participants in this Plan ("Participants") shall be those persons who are selected to participate in this Plan by the Committee and who are (i) Employees serving in managerial, administrative or professional positions, (ii) directors of the Company or (iii) consultants to the Company or any Subsidiary.

4.       ADMINISTRATION.
         --------------

         This Plan shall be administered and interpreted by a committee of two or more members of the Board appointed by the Board. Members of the Committee shall be "Non-Employee Directors" as that term is defined for purposes of Rule 16b-3(b)(3)(i) under the Exchange Act. All decisions and acts of the Committee shall be final and binding upon all Participants. The Committee shall: (i) determine the number and types of awards to be made under this Plan; (ii) set the Option Price, the number of Options to be awarded and the number of Shares to be awarded out of the total number of Shares available for award; (iii) establish any applicable administrative regulations to further the purpose of this Plan; (iv) approve forms of award agreements between a Participant and the Company; and (v) take any other action desirable or necessary to interpret, construe or implement the provisions of this Plan. Prior to the appointment of the Committee by the Board, or if the Committee shall not be in existence at any time during the term of this Plan, this Plan shall be administered and interpreted by the Board and, in such case, all references to the Committee herein shall be deemed to refer to the Board.

5.       AWARDS.
         ------

         5.1 FORM OF AWARDS. Awards under this Plan may be in any of the following forms (or a combination thereof): (i) Share Options; (ii) Share Appreciation Rights; (iii) Exercise Payment rights; (iv) grants of Shares, including Restricted Shares; or (v) Performance Awards. The Committee may require that any or all awards under this Plan be made pursuant to an award agreement between the Participant and the Company. Such award agreements shall be in such form as the Committee may approve from time to time. The Committee may accelerate awards and waive conditions and restrictions on any awards to the extent it may deem appropriate.

         5.2 MAXIMUM AMOUNT OF SHARES AVAILABLE. The total number of Shares (including Restricted Shares, if any) granted, or covered by Options granted, under this Plan during the term of this Plan shall not exceed 3,500,000. Solely for the purpose of computing the total number of Shares optioned or granted under this Plan, there shall not be counted any Shares which have been forfeited and any Shares covered by Options which, prior to such computation, have terminated in accordance with their terms or have been canceled by the Participant or the Company.

         5.3 ADJUSTMENT IN THE EVENT OF RECAPITALIZATION, ETC. In the event of any change in the outstanding Shares of the Company by reason of any share split, share dividend, recapitalization, merger, consolidation, combination or exchange of shares or other similar corporate change or in the event of any special distribution to the shareholders, the Committee shall make such equitable adjustments in the number of Shares and prices per Share applicable to Options then outstanding and in the number of Shares which are available thereafter for Option awards or other awards, both under this Plan as a whole and with respect to individuals, as the Committee determines are necessary and appropriate. Any such adjustment shall be conclusive and binding for all purposes of this Plan.

6.       SHARE OPTIONS.
         -------------

         6.1 GRANT OF AWARD. The Company may award Options to purchase Shares, including Restricted Shares (hereinafter referred to as "Share Option Awards") to such Participants as the Committee authorizes and under such terms as the Committee establishes. The Committee shall determine with respect to each Share Option Award, and designate in the grant whether a Participant is to receive an ISO or a Non-Qualified Share Option.

         6.2 OPTION PRICE. The Option Price per Share subject to a Share Option Award shall be specified in the grant, but, to the extent any Share Option is an Incentive Share Option, the Option Price in no event shall be less than the Fair Market Value per Share on the date of grant. Notwithstanding the foregoing, if the Participant to whom an ISO is granted owns, at the time of the grant, more than ten percent (10%) of the combined voting power of the Company, the Option Price per Share subject to such grant shall be not less than one hundred ten percent (110%) of the Fair Market Value.

         6.3 TERMS OF OPTION. A Share Option that is an ISO shall not be transferable by the Participant other than as permitted under Section 422 of the Code or any successor provision, and, during the Participant's lifetime, shall be exercisable only by the Participant. Non-Qualified Share Options may be subject to such restrictions on transferability and exercise as may be provided for by the Committee in the terms of the grant thereof. A Share Option shall be of no more than ten (10) years' duration, except that an ISO granted to a Participant who, at the time of the grant, owns Shares representing more than ten percent (10%) of the combined voting power of the Company shall by its terms be of no more than five (5) years' duration. A Share Option by its terms shall vest in a Participant to whom it is granted and be exercisable only after the earliest of: (i) such period of time as the Committee shall determine and specify in the grant, but, with respect to Employees, in no event less than one
(1) year following the date of grant of such award; (ii) the Participant's death; or (iii) a Change in Control.

         6.4 EXERCISE OF OPTION. A Non-Qualified Share Option is only exercisable by a Participant who is an Employee while such Participant is in active employment with the Company or a Subsidiary or within thirty (30) days after termination of such employment, except (i) during the three-year period after a Participant's death, Disability or Retirement; (ii) during a three-year period commencing on the date of a Participant's termination of employment by the Company or a Subsidiary other than for cause; (iii) during a three-year period commencing on the date of termination, by the Participant or the Company or a Subsidiary, of employment after a Change in Control unless such termination of employment is by the Company or a Subsidiary for cause; or (iv) if the Committee decides that it is in the best interest of the Company to permit other exceptions. A Non-Qualified Share Option may not be exercised pursuant to this paragraph after the expiration date of the Share Option.

         An ISO is only exercisable by a Participant while the Participant is in active employment with the Company or a Subsidiary or within thirty (30) days after termination of such employment, except (i) during a one-year period after a Participant's death, where the Option is exercised by the estate of the Participant or by any person who acquired such Option by bequest or inheritance;
(ii) during a three-month period commencing on the date of the Participant's termination of employment other than due to death, a Disability or by the Company or a Subsidiary other than for cause; or (iii) during a one-year period commencing on the Participant's termination of employment on account of Disability. An ISO may not be exercised pursuant to this paragraph after the expiration date of the Share Option.

         An Option may be exercised with respect to part or all of the Shares subject to the Option by giving written notice to the Company of the exercise of the Option. The Option Price for the Shares for which an Option is exercised shall be paid on or within ten (10) business days after the date of exercise in cash (by certified or bank cashier's check), in whole Shares owned by the Participant prior to exercising the Option, in a combination of cash and such Shares or on such other terms and conditions as the Committee may approve. The value of any Share delivered in payment of the Option Price shall be its Fair Market Value on the date the Option is exercised.

         6.5 LIMITATION APPLICABLE TO ISOs. The aggregate Fair Market Value, determined as of the date the related Share Option is granted, of all Shares with respect to which ISO are exercisable for the first time by a Participant in any one calendar year, under this Plan or any other share option plan maintained by the Company, shall not exceed $100,000.

7.       SHARE APPRECIATION RIGHTS.
         -------------------------

         7.1 GENERAL. The Committee may, in its discretion, grant SARs to Participants who have received a Share Option Award. The SARs may relate to such number of Shares, not exceeding the number of Shares that the Participant may acquire upon exercise of a related Share Option, as the Committee determines in its discretion. Upon exercise of a Share Option by a Participant, the SAR relating to the Share covered by such exercise shall terminate. Upon termination or expiration of a Share Option, any unexercised SAR related to that Option shall also terminate. Upon exercise of SARs, such rights and the related Share Options, to the extent of an equal number of Shares shall be surrendered to the Committee, and such SARs and the related Share Options shall terminate.

         7.2 AWARD. Upon a Participant's exercise of some or all of the Participant's SARs, the Participant shall receive an amount equal to the value of the Share Appreciation for the number of SARs exercised, payable in cash, Shares, Restricted Shares, or a combination thereof, at the discretion of the Committee.

         7.3 FORM OF SETTLEMENT. The Committee shall have the discretion to determine the form in which payment of an SAR will be made, or to permit an election by the Participant to receive cash in full or partial settlement of the SAR. Unless otherwise specified in the grant of the SAR, if a Participant exercises an SAR during the sixty (60) day period commencing on the date of a Change in Control, the form of payment of such SAR shall be cash, provided that such SAR was granted at least six (6) months prior to the date of exercise, and shall be Shares if such SAR was granted six (6) months or less prior to the date of the exercise. Settlement for exercised SARs may be deferred by the Committee in its discretion to such date and under such terms and conditions as the Committee may determine.

         7.4 RESTRICTIONS ON CASH EXERCISE. Except in the case of an SAR that was granted at least six (6) months prior to exercise and is exercised for cash during the sixty (60) day period commencing on the date of the Change in Control, any election by a Participant to receive cash in full or partial settlement of the SAR, as well as any exercise by a Participant of the Participant's SAR for such cash, shall be made only during the period beginning on the third business day following the date of release of the quarterly or annual summary statements of sales and earnings and ending on the twelfth business day following such date.

         7.5 RESTRICTIONS. An SAR is only vested, exercisable and transferable during the period when the Share Option to which it is related is also vested, exercisable and transferable, respectively. If the Participant is a person subject to Section 16 of the Exchange Act, the SAR may not be exercised within six (6) months after the grant of the related Share Option, unless otherwise permitted by law.

8.       EXERCISE PAYMENTS.
         -----------------

         The Committee may grant to Participants holding Share Options the right to receive payments in connection with the exercise of a Participant's Share Options ("Exercise Payments") relating to such number of Shares covered by such Share Options, and subject to such restrictions and pursuant to such other terms as the Committee may determine. Exercise Payments shall be in an amount determined by the Committee in its discretion, which amount shall not be greater than 60% of the excess of the Fair Market Value (as of the date of exercise) over the Option Price of the Shares acquired upon the exercise of the Option. At the discretion of the Committee, the Exercise Payment may be made in cash, Shares, including Restricted Shares, or a combination thereof.

9.       GRANTS OF SHARES.
         ----------------

         9.1 AWARDS. The Committee may grant, either alone or in addition to other awards granted under this Plan, Shares (including Restricted Shares) to such Participants as the Committee authorizes and under such terms (including the payment of a purchase price) as the Committee establishes. The Committee, in its discretion, may also make a cash payment to a Participant granted Shares or Restricted Shares under this Plan to allow such Participant to satisfy tax obligations arising out of receipt of such Shares or Restricted Shares.

         9.2 RESTRICTED SHARE AWARD. Awards of Restricted Shares shall be subject to such terms and conditions as are established by the Committee. Such terms and conditions may include, but are not limited to, the requirement of continued service with the Company, achievement of specified business objectives and other measurements of individual or business unit performance, the manner in which such Restricted Shares are held, the extent to which the holder of such Restricted Shares has rights of a shareholder and the circumstances under which such Restricted Shares shall be forfeited. The Participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber Shares received pursuant to this Section 9 prior to the date on which any applicable restriction established by the Committee lapses. The Participant shall have, with respect to Restricted Shares, all of the rights of a shareholder of the Company, including the right to vote the Restricted Shares and the right to receive any dividends, unless the Committee shall otherwise provide in the grant of such Restricted Shares. Restricted Shares may not be sold or transferred by the Participant until any restrictions that have been established by the Committee have lapsed. Upon the termination of employment of a Participant who is an Employee during the period any restrictions are in effect, all Restricted Shares shall be forfeited without compensation to the Participant unless otherwise provided in the grant of such Restricted Shares.

10.      PERFORMANCE AWARDS.
         ------------------

         The Committee may grant, either alone or in addition to other awards granted under this Plan, awards of Shares based on the attainment, over a specified period, of individual performance targets or other parameters to such Participants as the Committee authorizes and under such terms as the Committee establishes. Performance Awards shall entitle the Participant to receive an award if the measures of performance established by the Committee, are met. The Committee, shall determine the times at which Performance Awards are to be made and all conditions of such awards. The Participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber Shares received pursuant to this Section 10 prior to the date on which any applicable restriction or performance period established by the Committee lapses. Performance Awards may be paid in Shares, Restricted Shares or other securities of the Company, cash or any other form of property that the Committee shall determine. Unless otherwise provided in the Performance Award, a Participant who is an Employee must be an Employee at the end of the performance period in order to receive a Performance Award, unless the Participant dies, has reached Retirement or incurs a Disability or under such other circumstances as the Committee may determine.

11.      GENERAL PROVISIONS.
         ------------------

         11.1 Any assignment or transfer of any awards granted under this Plan may be effected only if such assignment or transfer does not violate the terms of the award.

         11.2 Nothing contained herein shall require the Company to segregate any monies from its general funds, or to create any trusts, or to make any special deposits for any immediate or deferred amounts payable to any Participant for any year.

         11.3 Participation in this Plan shall not affect the Company's right to discharge a Participant or constitute an agreement of employment between a Participant and the Company.

         11.4 This Plan shall be interpreted in accordance with, and the enforcement of this Plan shall be governed by, the laws of The Bahamas, subject to any applicable United States federal or state securities laws.

         11.5 The headings preceding the text of the sections of this Plan have been inserted solely for convenience of reference and do not affect the meaning or interpretation of this Plan.

12.      AMENDMENT, SUSPENSION OR TERMINATION.
         ------------------------------------

         12.1 GENERAL RULE. Except as otherwise required under applicable rules of a Nasdaq Market or a securities exchange or other market where the securities of the Company are traded or applicable law, the Board may suspend, terminate or amend this Plan, including, but not limited to, such amendments as may be necessary or desirable resulting from changes in the United States federal income tax laws and other applicable laws without the approval of the Company's shareholders or Participants; provided, however, that no such action shall adversely affect any awards previously granted to a Participant without the Participant's consent.

         12.2 COMPLIANCE WITH RULE 16B-3.  With respect to any person subject to
Section 16 of the Exchange Act, transactions under this Plan are intended to comply with the requirements of Rule 16b-3 under the Exchange Act, as applicable during the term of this Plan. To the extent that any provision of this Plan or action of the Committee or its delegates fail to so comply, it shall be deemed null and void.

13.      EFFECTIVE DATE AND DURATION OF PLAN.
         -----------------------------------

         This Plan shall be effective on August 15, 1996. No award shall be granted under this Plan subsequent to August 15, 2006.

14.      TAX WITHHOLDING.
         ---------------

         The Company shall have the right to (i) make deductions from any settlement of an award, including delivery or vesting of Shares, or require that Shares or cash, or both, be withheld from any award, in each case in an amount sufficient to satisfy withholding of any foreign, federal, state or local taxes required by law or (ii) take such other action as may be necessary or appropriate to satisfy any such withholding obligations. The Committee may determine the manner in which such tax withholding shall be satisfied, and may permit Shares (rounded up to the next whole number) to be used to satisfy required tax withholding based on the Fair Market Value of such Shares as of the Settlement Date of the applicable award.